Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Ran Daniel, Chief Financial Officer (Principal Financial amd Accounting Officer) of Suspect Detection Systems Inc. (the “Company”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10- K of the Company for the fiscal year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2011

/s/ Ran Daniel
Name: Ran Daniel
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)